Exhibit 21

		SUBSIDIARIES OF VALMONT INDUSTRIES, INC.
		----------------------------------------

					    State or Country
	    Name of Subsidiary              of Incorporation
	    ------------------              ----------------

	American Lighting Standards
		d/b/a Valmont/ALS               Texas
	Best-All Electric, Inc.                 Nebraska
	CCC de Mexico, S.A. de C.V.             Mexico
	Gate City Steel Corporation             Delaware
	Lampadaires Feralux, Inc.               Canada
	NEUVALCO S.A.                           France
	Valmont Nederland                       Holland
	SERMETO S.A.                            France
	SERMETO Iberica S.A.                    Spain
	Shanghai Valmont SST, Co. Ltd.          China
	TUBALCO S.A.                            France
	VBT, Inc.                               Delaware
	Valmont DeEspana, S.A.                  Spain
	Valmont Electric, Inc.                  Delaware
	Valmont S.A.                            Spain
	Valmont Industries (Asia-Pacific) Ltd.  Hong Kong
	Valmont Industries Holland B.V.         Holland
	Valmont International Corp.             Texas
	Valmont International Inc.              U. S. Virgin Islands
	Valmont Northwest, Inc.                 Nebraska
	Valmont Polska Sp. zo.o                 Poland
	Valmont Service Centers, Inc.           Nebraska
	Valmont World Trade, N.V.               Netherlands Antilles





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